                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 28, 1998

                       Automotive Performance Group, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                 0-23705                    86-0850090
------------------------       -----------           ------------------------
(State of incorporation)       (Commission           (I.R.S. Employer ID No.)
                                file number)

                    1207 N. Miller Road, Tempe, Arizona 85281
              ----------------------------------------------------
              (Address of principal executive offices ) (Zip Code)

                     Issuer's telephone number 602-967-5990
                                               ------------

                  Klein Engines & Competition Components, Inc.
          -------------------------------------------------------------
          (former name or former address, if changed since last report)


--------------------------------------------------------------------------------

                                 8-K INFORMATION

                              Item 5. Other events

Attached is management's description of the business with discussion and analysis of the Company post merger.

                                 8-K INFORMATION

                       AUTOMOTIVE PERFORMANCE GROUP, INC.

INTRODUCTION

Automotive Performance Group, Inc., is a Delaware corporation (the "Company" or "APG") headquartered in Redmond, Washington, and Phoenix, Arizona. APG was formed in April 1998 as a holding company for investments in high performance automotive related businesses. APG: (1) owns and operates Team Scandia ("Scandia"), a motor sports race team that competes in the Indianapolis Racing League ("IRL") and the National Hot Rod Association's ("NHRA") Top Fuel series,
(2) holds a 50% ownership stake in Scandia Bodine racing, LLC ("Scandia Bodine"), a racing team that competes in the National Association for Stock Car Auto Racing ("NASCAR") Winston Cup series, (3) holds a 50% ownership in Cristen Powell Enterprises and Jimmy Kite Enterprises, companies of a leading NHRA drag racer and a leading IRL driver, respectively, (4) owns Royal Purple Motor Oil which markets and retails exclusively a line of high-performance synthetic lubricants under the Royal Purple(TM) brand name ("Royal Purple"), (5) owns Klein Engines and Competition Components, Inc. ("Klein Engines" or "Klein"), a manufacturer of high performance engines and components for motor sports and specialty applications, and (6) owns and operates D3Design Works, formerly "Apex Communications," a full service designing agency, specializing in digital media and information technology for the high performance automotive industry.

The objective of the Company is to develop and successfully market a broad spectrum of mutually-supportive brands of goods and services for the high performance automotive industry.

The Company's subsidiaries experienced significant losses in 1997, but losing operations were sold off and the merged Company is positioned to return to profitability by mid-1999. See Management's Discussion and Analysis of Operations below.


                                    BUSINESS

Automotive Performance Group, Inc., was formed in April 1998 as a holding company for investments in high performance automotive industry related businesses. APG operations include Klein Engines and Competition Components, Inc., a manufacturer and reconditioner of high performance engines and specialty components; Royal Purple Motor Oil, Inc., a marketer of high performance synthetic lubricants; a race team, Team Scandia, which competes in both the Indy Racing League and the National Hot Rod Association; a 50% ownership interest in Scandia Bodine, a competitor in NASCAR's Winston Cup series; 50% ownership interest in the marketing rights to leading NHRA dragster driver, Cristen Powell; a 50% ownership interest in the marketing rights to leading IRL race car driver, Jimmy Kite; and D3Design Works, an information technology and services consulting firm.



Following the merger of Klein Engines and International Motor Sports Group, Inc. ("IMSG"), APG's activities generally include the following:

      -     High Performance Engines / Specialty Engine Components

      -     High Performance Synthetic Lubricants

      -     Race Team Operation

      -     Properties / Branded Products

      -     Support Services

HIGH PERFORMANCE ENGINES / SPECIALTY ENGINE COMPONENTS

Klein Engines designs, develops, manufactures, assembles, sells and reconditions a wide variety of high-performance engines and specialty components for high-performance engines.

Klein markets its engines primarily to entities engaged in automotive, marine and airplane racing activities. Klein currently supplies racing engines for the Indianapolis Racing League, American Indy Car Series, National Hot Rod Association drag racing, American Sprint Car Series, World of Outlaws sprint cars, United States Automobile Club midget cars, and others.

Klein's specialty component business currently consists of two areas of focus: crankshafts and cylinder heads. With respect to cylinder heads, Klein recently entered into an agreement to produce a line of high-performance heads utilizing patented design features for use on large block truck, marine and industrial engines. Klein engages in continuing research to develop or acquire rights to produce additional high-performance components to add to its portfolio of products. Klein believes that developing the in-house capability to manufacture all of the components that make up the "rotating mass" of high-performance engines, particularly crankshafts, connecting rods and pistons, will improve the quality and availability of those components for use in Klein's engines.

                              MOTOR SPORTS OVERVIEW

GENERAL

The motor sports industry is undergoing a period of unprecedented growth in popularity. Attendance at events such as NASCAR Winston Cup, NASCAR Busch Grand National, NASCAR Craftsman truck series, and Championship Auto Racing Teams, Inc. ("CART"), Indianapolis Racing League and National Hot Rod Association races, increased 11.0% in 1997 versus 1996. Overall motor sports attendance has shown strong growth over the five years, 1993 to 1997:

                ATTENDANCE FIGURES FOR THE MOTOR SPORTS INDUSTRY

(in thousands)

                              1993           1994           1995           1996           1997
                             ------         ------         ------         ------         ------
NASCAR
      WINSTON CUP             4,020          4,896          5,327          5,588          6,091
      BUSCH                   1,165          1,302          1,604          1,666          1,943
      CRAFTSMAN                  --             --            552            811            920
-------------------------------------------------------------------------------------------------
SUB-TOTAL                     5,185          6,198          7,483          8,065          8,954
      GROWTH YR TO YR           9.1%          19.5%          20.7%           7.8%          11.0%
-------------------------------------------------------------------------------------------------

CART                          1,964          2,015          2,260          2,366          2,491
IRL                              --             --             --          1,144          1,347
NHRA                          1,649          1,732          1,853          1,869          2,168
-------------------------------------------------------------------------------------------------
SUB-TOTAL                     3,613          3,747          4,113          5,379          6,006
      GROWTH YR TO YR           3.6%           3.7%           9.8%          30.8%          11.7%
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
TOP TIER EVENTS               8,798          9,945         11,596         13,444         14,960
      GROWTH YR TO YR           6.7%          13.0%          16.6%          15.9%          11.3%
-------------------------------------------------------------------------------------------------

SPORTSCAR                       766            292            431            450            531
ARCA                            438            496            509            615           n.a.

      n.a. - not available

      Source: Goodyear Racing Division, Goodyear Tire & Rubber Company

The major segments of the motor sports industry in North America follow:

SPORTS CAR RACING--Professional sports car racing, held on road courses throughout North America, were sanctioned by the Company's ex-subsidiary Professional SportsCar Racing, Inc. or the Sports Car Club of America ("SCCA") through its affiliates the United States Road Racing Championship ("USRRC") and SCCA Pro Racing.

STOCK CAR RACING--Stock car races, held on high-speed ovals and road courses, are sanctioned by NASCAR, ARCA and others. NASCAR has contributed greatly to the growth in popularity of motor sports racing in general and stock car racing in particular. The Company does not currently promote or have any association with NASCAR or ARCA sanctioned events.
However, Scandia Bodine currently competes in NASCAR's Winston Cup series.

INDY CAR RACING--"Indy Cars" are open-wheeled cares that take their name from the Indianapolis Motor Speedway, site of the most famous motor race in the world, the "Indianapolis 500". Indy car racing is sanctioned by two associations: the United States Auto Club ("USAC") which oversees the Indianapolis 500 and the other races comprising the Indy Racing League, and Championship Auto Racing Teams, Inc., which oversees a successful series of Indy car races. APG does not currently promote, or have plans to promote, Indy car races. However, APG's Team Scandia currently competes in the IRL.

DRAG RACING--Drag racing events, including Top Fuel dragsters, "Funny Cars," Pro Stock Cars and Motorcycles, are sanctioned in the United States by the NHRA and the International Hot Rod Association ("IHRA"). APG does not currently promote drag car races. However, Team Scandia fields a team in the NHRA's Top Fuel dragster series.

BUSINESS OF MOTOR SPORTS

Motor sports races are generally heavily promoted annual events, with a number of supporting events surrounding the main race event. Other events include the running of one or more support races, qualifying sessions, practice sessions, parades, autograph sessions and other related events, all of which are designed to maximize the spectators' entertainment experience. The primary participants in the business of motor sports, other than the sanctioning bodies discussed above, are the spectators, the sponsors, the track owners, the drivers, the team owners and the vendors of officially licensed merchandise.

THE DRIVERS. A majority of drivers contract independently with team owners while select drivers own their teams. Drivers receive income from contracts with team owners, sponsorship fees and prize money. Successful drivers on the NASCAR circuit may also generate income from personal endorsements and souvenir sales. The public personae of the drivers in any race series are important assets to the sanctioning bodies, team owners and race promoters as they help generate fan interest and ticket sales, sponsorship and merchandise sales.

MERCHANDISE VENDORS. The growing popularity of motor sports events, combined with the demographics of the spectators, is conducive to revenue growth for vendors of racing-related merchandise and souvenirs. For example, sales of apparel, souvenirs and collectibles licensed by NASCAR and NASCAR drivers climbed from approximately $60 million in 1990 to about $1 billion in 1997.

RACE TEAM OPERATION

Through its ownership of Team Scandia and its interest in Scandia Bodine Racing, LLC, APG participates as a competitor in several high profile race series including: NASCAR's Winston Cup Series, the Indianapolis Racing League and the National Hot Rod Association's Top Fuel Series. APG plans to utilize its participation in these race series as part of the "selling" and the generation of proprietary investment opportunities such as Klein Engines and marketing rights to Royal Purple. Like many team owners, Team Scandia takes advantage of the hospitality surrounding events to market itself to potential sponsors for all of its lines of business and to generate economically attractive investment opportunities for APG. Central to APG's incorporation of the race team into the Company is that the team will, at a minimum, operate at break even by the end of 1998.

TEAM SCANDIA. In June 1997, the Company acquired the operations of Team Scandia, Inc. Team Scandia competes in both the IRL (Indy Car) and NHRA (Top Fuel Dragster) race series. Team Scandia is headquartered in Indianapolis, Indiana, and has 40 employees.

Team Scandia qualified a record seven cars for the 1996 Indy 500 and six cars for the 1997 race. Team Scandia's primary IRL driver is Jimmy Kite, a 21 year old native of Stockridge, Georgia, who made the jump to the IRL from midgets and Silver Crown cars in 1997.

Team Scandia fields one entrant in the NHRA's Top Fuel Dragster series. The car is driven by nineteen year old Cristen Powell and is sponsored by Reebok, Sequent Computer Systems, Inc., and Royal Purple Motor Oil. (See paragraph, "Properties and Branded Products.")

Through its ownership of Team Scandia, APG participates as a competitor in several high profile race series including: the IRL and the NHRA. APG believes this participation provides an opportunity to use its other products, thereby lending credibility to the marketing of those products.

SCANDIA BODINE RACING, LLC. In October 1997, the Company acquired a 50% interest in Scandia Bodine Racing, LLC ("Scandia Bodine"). Scandia Bodine was formed to purchase the assets of BDR Motorsports which was a participant in NASCAR's Winston Cup Series. With its driver, Brett Bodine, and the familiar #11 car, Scandia Bodine is a respected competitor on the circuit and Brett Bodine currently ranks 15th among drivers in the 1998 Winston Cup standings.

Brett Bodine is a native of Chemung, New York, and has been driving in NASCAR's Winston Cup series since making his debut in1986. His first Winston Cup victory came in his 80th start at North Wilkesboro in 1990. During the 1997 season, Bodine had 27 starts with two top ten finishes and a top qualifying effort of third.

The Company has invested more than $1.0 million into Scandia Bodine. After receiving a preferential return of its initial $1.0 million investment, APG is entitled to receive 50% of any distributions made by Scandia Bodine. Andrew L. Evans, the Chairman, CEO and President of APG, is the Manager of Scandia Bodine.

APG intends to use its contacts and marketing skill to attract sponsorship for the Scandia Bodine #11 car that will be sufficient to enable the team to contend to win each race it enters and to operate at break even or a modest profit. In addition, APG intends to mount a campaign to market Brett Bodine and the team to generate non-race related revenues.

Scandia Bodine has 20 employees and has its base of operations in Mooresville, North Carolina.

PROPERTIES AND BRANDED PRODUCTS

APG believes that there are many attractive business opportunities associated with professional motor sports, including the areas of celebrity management (drivers), automotive products, apparel and other consumer goods. To capitalize on these opportunities, the Company formed a business unit for the purpose of acquiring products, or the marketing rights to products or personalities, that can be promoted through APG's growing portfolio of high performance automotive properties. APG's first initiatives in this area are Cristen Powell Enterprises, Jimmy Kite Enterprises, Royal Purple Motor Oil and development of "branded" Team Scandia and venue merchandise.

CRISTEN POWELL ENTERPRISES. Cristen Powell is a nineteen year old native of Portland, Oregon. Powell began raising eyebrows when she attended Frank Hawley's drag racing school on her sixteenth birthday. She debuted in competition in the NHRA Super Comp division in 1995 and later moved up to the Alcohol Dragster category. In 1996 she participated in over 30 events, qualifying at 12 national events, setting 6 track records and qualifying first 4 times. In the process, she set a national alcohol dragster elapsed time record with a 5.44 second run. In 1997, Cristen made the jump to the Top Fuel division and rocked the racing world when she became the youngest woman, and the second youngest person, to win a national championship event when she captured the Mopar Parts Nationals at Englishtown, New Jersey, on May 19th, 1997. She has also passed the 300-mile per hour barrier several times. APG owns 50% of the marketing rights to Cristen Powell Enterprises and actively markets her name and celebrity.

JIMMY KITE ENTERPRISES. Jimmy Kite is a twenty-one year old native of Stockridge, Georgia. Kite has driven professionally since age eight and had planned to run both midget and USAC Silver Crown series in 1997. However, a startling victory in the Copper World Classic Silver Crown race in Phoenix in February propelled him to a shot at driving in the IRL for Team Scandia. In four events, Kite consistently ran with the race leaders in qualifying and practice, led his second race (Charlotte) for 11 laps and finished a season best sixth on October 11th in the Las Vegas 500K. APG owns 50% of the marketing rights to Jimmy Kite Enterprises.

HIGH PERFORMANCE SYNTHETIC LUBRICANTS

In April, 1997, IMSG (now APG) through its subsidiary, Royal Purple Motor Oil, Inc. ("RPM"), obtained worldwide, exclusive rights to market and sell a variety of high-performance synthetic lubricants developed by Royal Purple, Inc. Royal Purple, Inc., was founded in 1985 by John and Jody Williams, father and son, with over 50 years of aggregate experience developing and marketing specialty lubricants. Royal Purple lubricants are formulated using select synthetic molecules and a proprietary system of additives and produce superior performance relative to both currently available synthetic products as well as standard mineral oils.

RPM is owned 100% by APG; however, Royal Purple, Inc., holds an option exercisable into a 20% ownership stake in RPM. In addition, Royal Purple Motor Oil has issued options to certain key executives of RPM. Under the terms of the option agreement with Royal Purple, Inc., options issued to management will dilute only APG's holdings in RPM while Royal Purple Inc.'s ownership on a fully-diluted basis will remain at 20%.

Under the agreement with Royal Purple, Inc., RPM has the exclusive worldwide rights to market Royal Purple products to consumers through retail channels of distribution. RPM intends to develop and implement programs to obtain retail placement for Royal Purple products; particularly through promotional activities in the high performance automotive arena. RPM will be responsible for all marketing and promotion costs related to the sale of Royal Purple. As part of the agreement, Royal Purple, Inc. will sell RPM bulk Royal Purple products at cost.

Royal Purple synthetic lubricants have achieved brand name recognition and credibility in the industrial market and more recently in the high performance motor racing arena. Royal Purple's "word of mouth" reputation in the racing world was the basis of the Company's interest in Royal Purple. Royal Purple's synthetic racing oils are currently in use by top competitors in NASCAR, CART, IRL, NHRA and SportsCar.

Royal Purple has established a relationship with NAPA Auto Parts whereby NAPA is considering becoming a sponsor of Team Scandia's NHRA Top Fuel team and use the association as a promotional platform to roll out Royal Purple synthetic motor oil into NAPA locations in 1998.

Management believes that the Royal Purple agreement provides APG, through RPM, with a low-risk opportunity to introduce a fully-developed, proven, high-performance line of synthetic lubricants to consumers. The structure of the agreement with Royal Purple, Inc., limits the Company's financial risk associated with this project to the amount of capital it invests into the Royal Purple Motor Oil project.

SUPPORT SERVICES

D3Design Works, formerly "Apex Communications," is a full service designing agency, specializing in digital media and information technology. D3Design Works has designed and developed a number of Internet websites for the high performance automotive industry including Team Scandia, Royal Purple and Klein Engines.

DISCONTINUED ACTIVITIES

The Company discontinued its sanctioning of sports car racing in 1997 and has sold off money-losing Professional SportsCar Racing, Inc., Sebring International Raceway, Inc., and Mosport Entertainment Park. All three businesses were requiring more investment with no outlook for a reasonable return.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

PLAN OF OPERATION. The Company has yet to report a profit. Losses were incurred as a result of the Company's ventures into race track ownership and operation, and race sanctioning. Both former IMSG properties, Sebring Raceway in Florida and Mosport in Ontario, Canada, were recently sold, as was IMSG's interest in Professional SportsCar Racing, Inc. With those weaker businesses no longer affecting the Company's financial picture, profits are expected by mid-1999 as APG consolidates its remaining businesses and carefully assesses new ventures for their ability to strengthen APG and its subsidiaries.

The objective of Management is to profit from the synergistic benefits of offering a broad line of mutually-supportive branded goods and services. The strategy Management plans is to continue to pursue its measured program of affiliation with and acquisition of high performance automotive related companies.

The recent merger with Klein Engines and Competition Components is an example of the implementation of the above strategy. Klein Engines' reputation for producing high-quality, dependable and competitive racing engines and components dovetails well with the reputations earned by the Company's other enterprises. Klein's association with Team Scandia has already resulted in Klein receiving work from various Indy Car Racing teams, rebuilding and refreshing Aurora engines which is more profitable work than the bulk of engine work done by Klein in recent years. Klein intends to sell surplus real estate to help finance the modernization and computerization of production facilities giving it a capacity to take a higher volume of business more efficiently without adding to its fixed overhead.

As part of the mutual benefits enjoyed by both companies, the merger will bring to Klein Engines the capital resources that will enable it, among other things, to continue its development of core business lines, including the Diatron line of high-performance engine components.

The interest of consumers and spectators in APG's offerings is expected by Management to continue to grow, inspiring more and more interest from team sponsors and high performance automotive related companies, both looking to strengthen their brand images through affiliation with the winners at APG and its enterprises.

Team Scandia continues to refine and consolidate racing team activities and plans to purchase a Taurus stock car to be driven by its sensational new driver Jimmy Kite. The Taurus is considered by many to be the best in stock car racing, which is more popular than other forms of racing.

The Company is in the process of developing a marketing plan to promote its high performance synthetic lubricant Royal Purple in the mass markets where it believes that the profit potential for the product is exceptional.

The Company has an aggressive search underway for additional acquisitions to add to its mix of companies that support high performance motor sports.

LIQUIDITY AND CAPITAL RESOURCES.

By selling off non-performing assets in 1997, the combined Company ended the year with about $7,000,000 in current assets, half of which was in cash. Klein Engines is in the process of selling unproductive real estate which it believes is worth approximately $800,000 and should add between $300,000 and $350,000 cash to Klein and improve cash flow by approximately $5,000 per month. Klein is expected to reduce inventory by at least 50% over the next year with the aid of a new computerized inventory control and production plan, which should be fully installed by August of 1998. Stricter guidelines regarding customer deposits and faster delivery should reduce receivables considerably. The Company believes improved inventory management and reduced receivables could add as much as $500,000 cash to the Company by year end.

The company instituted a one-for-twenty reverse-stock-split to help facilitate raising new capital to support its acquisition program.

RESULTS OF OPERATIONS.

The Company has produced a pro-forma statement of operations that consolidates the operations of Klein and IMSG for the twelve months ended December 31, 1997, to show how they would have operated as a merged company in 1997. Many of the operations responsible for these losses have been discontinued. In 1997, the Company sold wholly owned subsidiaries which were responsible for $5,552,403 of the operating losses in 1997. The operating loss includes a gain on the disposal of an asset of $1,582,832 and losses from the disposal of assets of $1,875,120.

RACE TEAM OPERATIONS

Team Scandia qualified six cars for the Indy 500 in 1997, which the Company believes was much too aggressive for any one company's ability to attract sponsors and manage itself efficiently. This aggressive program contributed substantially to the operating losses of the Company in 1997. At the present time, Team Scandia is only campaigning one Indy car racing team and it believes that it can break even over the ensuing year with a more focused effort.

HIGH PERFORMANCE ENGINES / SPECIALTY ENGINE COMPONENTS

Klein Engines and Competition Components, Inc., incurred an extraordinarily high increase in operating expenses due to the acquisition of real estate, the introduction of new products, and additions to payroll associated with the company's preparation to become a fully reporting public company. The Company also incurred unusual non-recurring professional fees of approximately $100,000 associated with the pending merger and filing its Form-10, which has brought the Company into full reporting status with the Securities and Exchange Commission. Payroll has since been reduced by approximately $10,000 per month and the pending sale of some of the real estate acquired in 1997 will reduce cash requirements by approximately $5,000 per month.

HIGH PERFORMANCE SYNTHETIC LUBRICANTS

In 1997, the Company acquired worldwide, exclusive rights to market and retail a variety of high-performance synthetic lubricants developed by royal Purple, Inc. These products have been received enthusiastically in the industrial market and high performance motor racing arena. While the Company continues to believe that the products have great promise, they have yet to contribute profitably and Royal Purple Motor Oil is expected to continue operating at a loss until a new marketing plan is in place and the products establish a significant market share. At the present time, the Company is not forecasting a time when the product will add to profits.

PROPERTIES AND BRANDED PRODUCTS

Cristen Powell and Jimmy Kite are showing great promise. They are very competitive on the race track and receive a great deal of press attention at each event. However, anticipated revenue from product licenses will take some time to develop. The leverage from this area is considerable when and if either driver wins a championship.

RISK AND UNCERTAINTIES. Matters discussed herein, contain forward-looking statements that involve risk and uncertainties. The Company's results may differ significantly from results indicated by forward looking statements. Factors that might cause some differences, include, but are not limited to:

- Changes in general economic conditions, including but not limited to the public's interest in racing, and shifts in leisure time pursuit preferences;

- Changes in government regulations affecting racing, sponsors, customers, and/or the Company and/or its subsidiaries;

-     Risks generally involved in the high performance automotive business;

-     Competition;

- The ability of the Company to successfully exploit its properties, develop markets for products produced by its subsidiaries, control costs and inventories, and continue to satisfy its customers;

- The Company's ability to raise sufficient debt and equity capital to perfect business plans and to enable it to continue in existence;

- The occurrences of incidents which could subject the Company to liability or fines.


EXECUTIVE OFFICERS, DIRECTORS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION 16(A) OF THE EXCHANGE ACT.

The executive officers and directors of the Company are as follows:

             NAME                                                     POSITION
             ----                                                     --------
Andrew L. Evans                 Chairman of the Board and President of APG, and President of Team Scandia
Thomas G. Klein                 Vice Chairman of the Board and President of Klein Engines and Competition
                                Components, Inc.
James R. Medley                 Treasurer, Director
James E. Dunn                   President of Royal Purple Motor Oil, Inc.
Jennifer Burns                  Vice President of Marketing
Bruce A. Butcher                Secretary, Director
Thomas H. Carmody               Director
Ronnie Lott                     Director
Terry E. Nish                   Director
William H. Tempero              Director

ANDREW L. EVANS, CHAIRMAN OF THE BOARD AND PRESIDENT OF APG, AND PRESIDENT OF TEAM SCANDIA. In addition to his duties on behalf of Automotive Performance Group, Inc., and Team Scandia, Mr. Evans is the President and Chairman of the Board of Dominion Income

Management Corp. which he founded in 1986. Dominion invests primarily in the equity securities of both public and private companies. Mr. Evans has participated in most segments of the securities business including as an investor, trader, and broker. Mr. Evans graduated from Whitman College in 1974 and pursued graduate studies at Yale University.

THOMAS G. KLEIN, VICE CHAIRMAN OF THE BOARD AND PRESIDENT OF KLEIN ENGINES AND COMPETITION COMPONENTS, INC. Mr. Klein has served as Chairman of the Board, President, and Chief Executive Officer of Klein Engines and Competition Components, Inc., since May 1996. Mr. Klein served as the Chairman of the Board, President, and Chief Executive Officer of K-Way from December 1992 until the Reverse Acquisition in May 1996. Mr. Klein has been involved in the motorsports industry as a race car driver, owner and builder since 1960, and as a builder of high performance engines since 1965.

JAMES R. MEDLEY, TREASURER AND DIRECTOR. Mr. Medley has served as a director of Klein Engines since December 1997. Since March 1976, Mr. Medley has served as President of Laux Medley Norris, Inc., which provides investment advice and business counsel. Mr. Medley currently serves as Treasurer and Chief Financial Officer of Leading-Edge Earth Products, Inc., a publicly traded development stage company engaged in developing and manufacturing building construction components.

JAMES E. DUNN, PRESIDENT OF ROYAL PURPLE MOTOR OIL, INC. Mr. Dunn is responsible for the development and execution of APG's plans to introduce a line of consumer products under the Royal Purple brand name. Mr. Dunn was previously a Director of business marketing at Apple Computer. Mr. Dunn also held senior positions in brand management while at Apple, including that of Power Macintosh brand manager. Prior to joining Apple, Mr. Dunn was President of DiTechs, Inc., a high technology startup in the computer aided design sector. Mr. Dunn holds an MBA from St. Mary's College of California and an Aeronautical Engineering Degree from San Jose State.

JENNIFER BURNS, VICE PRESIDENT OF MARKETING. Ms. Burns attended Dekalb College between 1988-1990 and University of California, Los Angeles from 1995-1996 studying Business and Production in Film and Television. While attending college, Ms. Burns accepted a position with Christian Dior as their National Spokesperson in 1989. She then moved into the position of Marketing Director for the Southeast region. From 1989-1992, she launched many of Christian Dior's successful marketing campaigns. Ms. Burns accepted a position with Walt Disney Studios in the Film and Television division in Los Angeles in 1995. She oversaw corporate dealings and strategic partnerships for many film and television projects. In 1997 she joined International Motor Sports Group as Vice-President of Marketing.

BRUCE A. BUTCHER, SECRETARY AND NON-VOTING DIRECTOR. Occupation: Attorney.
Education: BS (Physics), BA (Political Science), J.D., LLM (International law), JSD; New York University Founder's Day Award (Law). Admitted: Washington State, New York State, Eastern and U.S. Western District Courts-Washington; U.S. District Courts, Central District Oklahoma, Southern District of California. Supreme Court Clerk-Washington State. Attorney-Advisor, General Counsel-U.S. Department of Commerce. International, General Business and Securities practice.

THOMAS H. CARMODY, DIRECTOR. Mr. Carmody is a Senior Vice President and General Manager of Operations of Reebok International, Ltd., where he has management responsibility for Reebok's North American operations including sales, marketing and distribution. Mr. Carmody was formerly a Director of Marketing for Nike and a Deputy District Attorney for Santa Clara County, California.

RONNIE LOTT, DIRECTOR. Mr. Lott, a four-time Super Bowl Champion as a member of the San Francisco 49ers, has recently joined the FOX NFL SUNDAY program team. Mr. Lott also owns and operates DreamSports, a sports marketing and promotions company. He is the founder of All-Stars Helping Kids, a non-profit charity to raise funds for youth organizations. In 1991, Mr.

Lott's book Total Impact (co-written with Jill Lieber of USA Today) was a New York Times best-seller for two months.

TERRY E. NISH, DIRECTOR. Mr. Nish has served as a director of Klein Engines since December 1997. Mr. Nish currently serves as President of Servi-Tech, Inc., a manufacturer and supplier of machinery and parts to the beverage industry that he founded in 1969. Mr. Nish is an owner and driver of the VESCO/NISH Streamliner which, powered by a 480 cubic inch small block Chevy engine built by Klein Engines, currently holds the world record for its category of 344.561 miles per hour.

WILLIAM H. TEMPERO, DIRECTOR. Mr. Tempero has served as a director of Klein Engines since May 1996. Mr. Tempero owns and operates Bill Tempero's High Performance Center in Fort Collins, Colorado. Mr. Tempero also is a founder and President of the American Indy Car Series and a four-time champion of the American Indy Car Series. Mr. Tempero also was one of the original founders of the Champion Auto Racing Teams.

                       Automotive Performance Group, Inc.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)


The accompanying unaudited pro forma combined condensed financial statements have been derived from the financial position and historical results of operations of International Motor Sports Group, Inc. (IMSG) and Klein Engines and Competition Components, Inc. (Klein) as of and for the year ended December 31, 1997. Effective April 15, 1998, Klein exchanged 7,833,902 shares of its common stock for an equal number of shares of Automotive Performance Group, Inc.'s (APGI) common stock, and IMSG exchanged 108,930,887 shares of its common stock for an equal number of shares of APGI. This resulted in IMSG being the accounting acquirer in the transaction.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the merger of IMSG and Klein into Automotive Performance Group, Inc. (APGI) had been consummated on January 1, 1997, nor which may result from future operations. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of IMSG and Klein and the merger document.

                       Automotive Performance Group, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                                December 31, 1997
                                   (Unaudited)

                                     ASSETS                                                  Pro-Forma                 Pro-Forma
                                                             IMSG             Klein         Adjustments                Combined
                                                         ------------     ------------     ------------              ------------
CURRENT ASSETS
  Cash                                                   $  3,510,537     $     27,280                               $  3,537,817
  Accounts receivable                                         883,272          306,401          (14,795)(1)             1,174,878
  Prepaid expenses and other                                  124,223           26,831                                    151,054
  Inventory                                                        --        1,039,664                                  1,039,664
  Notes receivable                                          1,732,812               --         (600,000)(1)             1,132,812
                                                         ------------     ------------     ------------              ------------

      Total current assets                                  6,250,844        1,400,176         (614,795)                7,036,225

PROPERTY, PLANT AND EQUIPMENT, net                          4,290,041        2,375,703          847,031 (3)(4)          7,512,775

OTHER ASSETS
  Investments in and notes receivable from affiliates         643,833          290,000                                    933,833
  Goodwill                                                     82,783               --               --                    82,783
                                                         ------------     ------------     ------------              ------------

                                                         $ 11,267,501     $  4,065,879     $    232,236              $ 15,565,616
                                                         ============     ============     ============              ============

                                  LIABILITIES

CURRENT LIABILITIES
  Note payable to affiliate                              $    287,907           32,950                                    320,857
  Current maturities of long-term obligations               1,463,125          191,622                                  1,654,747
  Credit facility                                                  --          600,000         (600,000)(1)                    --
  Deferred revenue                                            100,000                                                     100,000
  Provision for operating loss                                 40,000                                                      40,000
  Income taxes payable                                             --           77,759                                     77,759
  Accrued liabilites                                               --          121,628                                    121,628
  Accounts payable                                          1,045,140          305,404          (14,795)(1)             1,335,749
                                                         ------------     ------------     ------------              ------------

      Total current liabilities                             2,936,172        1,329,363         (614,795)                3,650,740

LONG-TERM OBLIGATIONS, less current maturities                 81,570        1,669,651                                  1,751,221

RELATED PARTY NOTES PAYABLE                                16,305,500               --      (16,305,500)(2)                    --

COMMITMENTS AND CONTINGENCIES                                      --               --               --

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock - authorized 13,000,000 shares
     of $.01 par value; none issued and outstanding
  Common stock - authorized, 130,000,000 shares of $.01
     par value; 5,774,487 shares issued and outstanding       424,338            7,862         (374,455)(2)(3)(5)          57,745
  Additional contributed capital                           14,232,494        2,554,238       15,708,831 (2)(3)(5)      32,495,563
  Warrants                                                         --           10,000          (10,000)(3)(5)                 --
  Cumulative translation adjustment                          (116,504)              --               --                  (116,504)
  Accumulated deficit                                     (22,596,069)      (1,505,235)       1,828,155               (22,273,149)
                                                         ------------     ------------     ------------              ------------
                                                           (8,055,741)       1,066,865       17,152,531                10,163,655
                                                         ------------     ------------     ------------              ------------

                                                         $ 11,267,501     $  4,065,879     $    232,236              $ 15,565,616
                                                         ============     ============     ============              ============


            See notes to Pro Forma Combined Condensed Balance Sheet.

                       Automotive Performance Group, Inc.

               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                   (UNAUDITED)



(1)     Elimination of intercompany notes and interest receivable.

(2)     Record conversion of related party notes payable into common stock.

(3)     Record the merger of Klein and IMSG into APGI.

(4)     Revaluation to fair value of acquired property and equipment of Klein.

(5)     Adjust common stock for 20 to 1 reverse stock split.

                       Automotive Performance Group, Inc.
                 Consolidated Pro Forma Statement of Operations
                          Year ended December 31, 1997
                                   (Unaudited)


                                                                                                  Pro-Forma           Pro-Forma
                                                                   IMSG             Klein        Adjustments          Combined
                                                               ------------     ------------    ------------        ------------
Revenues                                                       $  7,135,314     $  2,491,685     $         --        $  9,626,999

Expenses
  Direct expenses                                                 7,128,278        1,999,966               --           9,128,264
  Selling, general and administrative                             6,533,019        1,902,958               --           8,436,977
  Depreciation expense                                            2,596,818          166,277           44,580(1)        2,807,675
  Loss on investments in affiliates                                 932,894               --               --             932,894
                                                               ------------     ------------     ------------        ------------
                                                                 17,191,009               --           44,580          21,304,810
                                                               ------------     ------------     ------------        ------------

        Operating loss                                          (10,055,695)      (1,577,536)         (44,580)        (11,677,811)

Other income (expense)
  Interest                                                         (575,497)        (181,590)         367,500(2)         (369,587)
  Other                                                             (88,475)          67,788               --             (20,687)
                                                               ------------     ------------     ------------        ------------
                                                                   (663,972)         (93,802)         367,500            (290,274)
                                                               ------------     ------------     ------------        ------------

        Loss from continuing operations before income taxes     (10,719,667)      (1,671,338)         322,920         (12,068,065)

Income taxes                                                             --               --               --                  --
                                                               ------------     ------------     ------------        ------------

        Loss from continuing operations before
           discontinued operations and extraordinary item       (10,719,667)      (1,671,338)         322,920         (12,066,065)



Discontinued operations
  Loss from operations of discontinued venue division            (2,049,801)              --               --          (2,049,801)
  Gain on disposal of venue division including provision
    of $40,000 for operating losses during phase-out period       1,582,832               --               --           1,582,832
  Loss from operations of discontinued
    race sanctioning division                                    (3,502,602)              --               --          (3,502,602)
  Loss from disposal of race sanctioning division                (1,875,120)              --               --          (1,875,120)
                                                               ------------     ------------     ------------        ------------

        Loss from discontinued operations                        (5,844,691)              --               --          (5,844,691)
                                                               ------------     ------------     ------------        ------------

        Loss before extraordinary item                          (16,564,358)      (1,671,338)         322,920         (17,912,776)

Extraordinary item
   Gain from extinguishment of debt                                 517,168               --               --             517,168
                                                               ------------     ------------     ------------        ------------

        NET LOSS                                               $(16,047,190)    $ (1,671,338)    $    322,920        $(17,395,606)
                                                               ============     ============     ============        ============

                       Automotive Performance Group, Inc.

          NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                   (UNAUDITED)


(1) Adjustment to increase depreciation expense resulting from the revaluation of Klein's acquired property and equipment. The acquired assets will be depreciated over service lives from five years to twenty years.

(2) Adjustment to eliminate interest expense associated with related party notes converted into common stock.